EXHIBIT 10.2
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [________] [__], 20[___], between [______________________], a [______] [corporation][limited liability company] (“[____]”) and Phoenix Residential Securities, LLC, a Delaware limited liability company (the “Company”).
Recitals
          A. [____] has entered into seller contracts (“Seller Contracts”) with the seller/servicers pursuant to which such seller/servicers sell mortgage loans to [____].
          B. The Company wishes to purchase from [____] certain Mortgage Loans (as hereinafter defined) originated pursuant to the Seller Contracts.
          C. The Company, [____], as master servicer, and [__________], as trustee (the “Trustee”), are entering into a Pooling and Servicing Agreement dated as of [________] [__], 20[___] (the “Pooling and Servicing Agreement”), pursuant to which the Trust will issue Mortgage-Backed Pass-Through Certificates, Series 20[__]-[ABC][__] (the “Certificates”) consisting of [twenty-five classes designated as Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3, Class SB, Class R-I and Class R-II], representing beneficial ownership interests in a trust fund consisting primarily of a pool of fixed and adjustable rate one- to four-family jumbo mortgage loans identified on Exhibit F to the Pooling and Servicing Agreement (the “Mortgage Loans”).
          D. In connection with the purchase of the Mortgage Loans, the Company will assign to [____] a de minimis portion of the [Class R-I and Class R-II] Certificates (the “Retained Certificates”).
          E. In connection with the purchase of the Mortgage Loans and the issuance of the Certificates, [____] wishes to make certain representations and warranties to the Company.
          F. The Company and [____] intend that the conveyance by [____] to the Company of all its right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.
     NOW THEREFORE, in consideration of the recitals and the mutual promises herein and other good and valuable consideration, the parties agree as follows:
          1. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.
          2. Concurrently with the execution and delivery hereof, [____] hereby assigns to the Company without recourse all of its right, title and interest in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date). In consideration of such assignment, [____] will receive from the Company, in immediately available funds, an amount equal to $[________], including accrued interest, and the Retained Certificates. In connection with such assignment and at the Company’s direction, [____] has in respect of each Mortgage Loan endorsed the related Mortgage Note (other than any Destroyed Mortgage Note, as defined in the following sentence) to the order of the Trustee and delivered an assignment of mortgage in recordable form to the Trustee or its agent. A Destroyed Mortgage Note means a Mortgage Note the original of which was permanently lost or destroyed.
          The Company and [____] intend that the conveyance by [____] to the Company of all its right, title and interest in and to the Mortgage Loans pursuant to this Section 2 shall be, and be construed as, a sale of the Mortgage Loans by [____] to the Company. It is, further, not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by [____] to the Company to secure a debt or other obligation of [____]. Nonetheless, (a) this Agreement is intended to be and hereby is deemed to be a security agreement within the meaning of Articles 8 and 9 of the [_________] Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be a grant by [____] to the Company of a security interest in all of [____]’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be “possession by the secured party”, or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the [_________] Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. [____] shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, [____] shall prepare and deliver to the Company not less than 15 days prior to any filing date, and the Company shall file, or shall cause to be filed, at the expense of [____], all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Company’s security interest in or lien on the Mortgage Loans including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of [____] or the Company, (2) any change of location of the place of business, state of formation or the chief executive office of [____], or (3) any transfer of any interest of [____] in any Mortgage Loan.
          3. Concurrently with the execution and delivery hereof, the Company hereby assigns to [____] without recourse all of its right, title and interest in and to the Retained Certificates as part of the consideration payable to [____] by the Company pursuant to this Agreement.
          4. [[____] represents and warrants to the Company, with respect to each Mortgage Loan that on the date of execution hereof (or, if otherwise specified below, as of the date so specified and provided that all percentages of the Mortgage Loans described in this Section 4 are approximate percentages by outstanding principal balance determined as of the Cut-off Date after deducting payments due during the month of the Cut-off Date):
     (a) The information set forth in the Mortgage Loan Schedule for such Mortgage Loans accurately, in all material respects, reflects [_____]’s records (including, but not limited to, the Mortgage Files) as of the date or dates respecting which such information is furnished;
     (b) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G 2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G 2(a)(3) or Treasury Regulation Section 1.860G 2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G 2(a)(1), (2), (4), (5), (6), (7) and (9);
     (c) Immediately prior to the conveyance of the Mortgage Loans to the Company, [____] had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such conveyance validly transfers ownership of the Mortgage Loans to the Company free and clear of any pledge, lien, encumbrance or security interest;
     (d) Each Mortgage Note constitutes a legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditors’ rights;
     (e) To the best of [____]’s knowledge as of the Cut-off Date, there is no monetary default existing under the terms of any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a monetary default under the terms of any Mortgage Note or Mortgage, and no such monetary default has been waived by [____] or by any other entity involved in servicing a Mortgage Loan;

     (f) As of the Cut-off Date, [none] of the Mortgage Loans are 30 days or more delinquent in payment of principal and interest;
     (g) [None] of the Mortgage Loans are buydown Mortgage Loans;
     (h) To the best of [____]’s knowledge, there is no delinquent tax or assessment lien against any related Mortgaged Property;
     (i) No Mortgagor has any valid right of offset, defense or counterclaim as to the related Mortgage Note or Mortgage, except as may be provided under the Relief Act;
     (j) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government;
     (k) (1) The proceeds of each Mortgage Loan have been fully disbursed and (2) to the best of Seller’s knowledge, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;
     (l) To the best of [____]’s knowledge, with respect to each Mortgage Loan, there are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy;
     (m) With respect to each Mortgage Loan, a policy of title insurance was effective as of the closing of each Mortgage Loan, is valid and binding, and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney’s certificate has been provided;
     (n) To the best of [____]’s knowledge, each Mortgaged Property is free of damage and in good repair and no notice of condemnation has been given with respect thereto and [____] knows of nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged Property;
     (o) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (i) in the case of a Mortgage that is a deed of trust, by trustee’s sale, or (ii) by judicial foreclosure or, if applicable, non-judicial foreclosure, and to the best of [____]’s knowledge, there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

     (p) To the best of [____]’s knowledge, with respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are payable by the seller or [____] to the trustee under any Mortgage that is a deed of trust;
     (q) If the improvements securing a Mortgage Loan are located in a federal designated special flood hazard area, flood insurance in the amount required under the Program Guide covers such Mortgaged Property (either by coverage under the federal flood insurance program or by coverage from private insurers);
     (r) With respect to each Mortgage Loan, any appraisal made in connection with the origination of the Mortgage Loan was made by an appraiser who meets the minimum qualifications for appraisers as specified in the Program Guide;
     (s) Each Mortgage Loan is covered by a standard hazard insurance policy;
     (t) To the best of [____]’s knowledge, any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note;
     (u) No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;
     (v) As of the Cut-off Date, [none] of the Mortgage Loans are secured by a leasehold estate. In connection with any Mortgage Loan secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;
     (w) Each Mortgage Loan [and prepayment penalty associated with the Mortgage Loan at] [as of the time of its] origination complied in all material respects with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and the consummation of the transactions contemplated hereby will not involve the violation of such laws;
     (x) [None] of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994. [None] of the Mortgage Loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered” loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees;

     (y) To the best of [____]’s knowledge, the Subservicer for each Mortgage Loan has accurately and fully reported its borrower credit files to each of the Credit Repositories in a timely manner;
     (z) [None] of the proceeds of any Mortgage Loan were used to finance the purchase of single premium credit insurance policies;
     (aa) No Mortgaged Property consists of a mobile home or a manufactured housing unit that is not permanently affixed to its foundation;
     (bb) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder;
     (cc) With respect to each Mortgage Loan, either (i) each Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder or (ii) the Mortgage Loan is assumable pursuant to the terms of the Mortgage Note;
     (dd) No Mortgage Loan has a prepayment penalty term that extends beyond five years after the date of origination;
          (ee) No Mortgage Loan provides for deferred interest or negative amortization;
          (ff) information set forth in the prepayment charge schedule attached hereto as Exhibit A (the “Prepayment Charge Schedule”) is complete, true and correct in all material respects at the date or dates on which such information is furnished, and each prepayment penalty is permissible and enforceable in accordance with the terms disclosed in the Prepayment Charge Schedule upon the mortgagor’s full and voluntary principal prepayment under applicable law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof under applicable law; and
          (gg) None of the mortgage loans have been a maximum of 30 or more days delinquent in the last 24 months.]
     Upon discovery by [____] or upon notice from the Company or the Trustee of a breach of the foregoing representations and warranties in respect of any Mortgage Loan, or upon the occurrence of a Repurchase Event as described in Section 5 below, which materially and adversely affects the interests of any holders of the Certificates or the Company in such Mortgage Loan (notice of which breach or occurrence shall be given to the Company by [____], if it discovers the same), [____] shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or, except as otherwise provided in Section 2.04 of the Pooling and Servicing Agreement, either (i) purchase such Mortgage Loan from the Trustee or the Company, as the case may be, at a price equal to the Purchase Price for such Mortgage Loan or (ii) substitute a Qualified Substitute

Mortgage Loan or Loans for such Mortgage Loan in the manner and subject to the limitations set forth in Section 2.04 of the Pooling and Servicing Agreement. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 4 was the representation set forth in clause (w) of this Section 4, then [____] shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment.
          5. With respect to each Mortgage Loan, a repurchase event (“Repurchase Event”) shall have occurred if it is discovered that, as of the date hereof, the related Mortgage was not a valid first lien on the related Mortgaged Property subject only to (i) the lien of real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are listed in the Program Guide and (iii) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the Custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, a Repurchase Event shall be deemed to have occurred and [____] will be obligated to repurchase or substitute for such Mortgage Loan in the manner set forth in Section 4 above.
          6. [[____], as master servicer under the Pooling and Servicing Agreement (the “Master Servicer”), shall not waive (or permit a sub servicer to waive) any prepayment charge on a Mortgage Loan (a “Prepayment Charge”) unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. In no event will the Master Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Prepayment Charge is waived, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge to the holder of the Class SB Certificates at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account. Notwithstanding any other provisions of this Agreement, any payments made by the Master Servicer in respect of any waived Prepayment Charges pursuant to this Section shall be deemed to be paid outside of the Trust Fund and not part of any REMIC.]
          7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation hereunder.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have entered into this Assignment and Assumption Agreement as of the date first above written.

[______________________]
By:
Name:
Title:

PHOENIX RESIDENTIAL SECURITIES, LLC
By:
Name:
Title:

EXHIBIT A
PREPAYMENT CHARGE SCHEDULE
[SEE ATTACHMENT]
A-1